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                                 EXHIBIT 23(A)
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                        CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors
Life Technologies, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the Life Technologies, Inc. 1995 Long Term Incentive Plan of our report dated January 23, 1995, on our audits of the consolidated financial statements of Life Technologies, Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report appears on page F-2 of the Annual Report on Form 10-K for the year ended December 31, 1994.

                                                 COOPERS & LYBRAND L.L.P.


Washington, D.C.
June 1, 1995